UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2026

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38546	33-1051425
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3222 Phoenixville Pike, Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 600-7555

(Former name or former address, if changed since last report.) Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name on each exchange on which registered
Common Stock ($0.01 par value)	STIM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Neuronetics, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on November 12, 2026 (the “Original 8-K”), solely to re-file Exhibit 5.1 and Exhibit 23.1 (included in Exhibit 5.1) to the Original 8-K, which supersede and replace in their entirety Exhibits 5.1 and 23.1 to the Original 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

On November 10, 2026, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C. (“William Blair”), as representative of the underwriters named in Schedule I attached thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell 18,750,000 shares (the “Firm Securities”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a price to the public of $1.60 per share (the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable in whole or in part, at any time for a period of 30 days from the date of the Underwriting Agreement, to purchase an additional 2,812,500 shares of Common Stock (the “Optional Securities,” and together with the Firm Securities, the “Securities”) on the same terms and conditions as the Common Stock sold in the offering. The Company expects the Offering to close on November 12, 2026, subject to the satisfaction of customary closing conditions. All Securities in the Offering are being sold by the Company.

The Company estimates that the net proceeds to the Company from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $27.7 million (or $31.9 million if the Underwriters’ option to purchase the Optional Securities is exercised in full). The Company intends to use a portion of the net proceeds from the Offering to repay a portion of the outstanding term loans under the Credit Agreement and Guaranty, as amended, with Perceptive Credit Holdings IV, LP (the “Perceptive Facility”), and for general corporate purposes, including but not limited to sales and marketing, research and development activities, financing of potential acquisitions or establishment of healthcare practices, purchases of inventory, general and administrative matters, working capital and capital expenditures. A portion of the amounts expected to be repaid under the Perceptive Facility is attributable to the $10,000,000 of term loans the Company borrowed under tranche 2 of the Perceptive Facility on August 1, 2025. In March 2026, the Company prepaid $5,000,000 of such tranche 2 term loans. As of September 30, 2026, $65 million in aggregate principal amount was outstanding under the Perceptive Facility. The Perceptive Facility matures on July 25, 2029 and, as of September 30, 2026, the interest rate of the Perceptive Facility was 11.5%.

The Offering is being made pursuant to a prospectus supplement dated November 10, 2026 and filed with the SEC on November 12, 2026 (the “Prospectus Supplement”) and an accompanying base prospectus that forms a part of the registration statement on Form S-3, as amended (File No. 333-288526), declared effective on July 18, 2025.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and also provides for customary indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement. The foregoing description of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

A copy of the legal opinion of Ballard Spahr LLP, relating to the legality of the issuance and sale of the Securities in the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

On November 10, 2026, the Company issued a press release announcing the launch of the Offering, and, on November 10, 2026, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

Certain statements in this report, including the documents incorporated by reference herein, include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are intended to be covered by the safe harbors created by those laws and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Statements in this report that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “may,” “will,” “would,” “should,” “expect,” “plan,” “design,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “outlook” or “continue” as well as the negative of these terms and similar expressions. These statements include those relating to the Company’s business outlook and current expectations for upcoming quarters and fiscal year 2026 including with respect to revenue, expenses, and growth, the satisfaction of the conditions precedent to the effectiveness of Amendment No. 6 to the Perceptive Facility, the anticipated closing of the Offering, the amount of proceeds expected from the Offering, and any statements of assumptions underlying any of the foregoing items. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this report. These risks and uncertainties include, without limitation, risks and uncertainties related to: the effect of the transaction with Greenbrook TMS Inc. on our business relationships; operating results and business generally; our ability to execute our business strategy; our ability to achieve or sustain profitable operations due to our history of losses; our reliance on the sale and usage of our NeuroStar Advanced Therapy System to generate revenues; the scale and efficacy of our salesforce; our ability to retain talent; availability of coverage and reimbursement from third-party payors for treatments using our products and services; physician and patient demand for treatments using our products and services; developments in respect of competing technologies and therapies for the indications that our products and services treat; product defects; our ability to obtain and maintain intellectual property protection for our technology; developments in clinical trials or regulatory review of the NeuroStar Advanced Therapy System for additional indications; developments in regulation in the U.S. and other applicable jurisdictions; potential effects of evolving and/or extensive government regulation; the terms of our credit facility, including our ability to satisfy the conditions precedent to Amendment No. 6 to the Perceptive Facility on or before November 30, 2026; our self-sustainability; existing cash balance; our ability to achieve positive cash flows; and our ability to continue as a going concern. For a discussion of these and other related risks, please refer to the Company’s recent filings with the SEC, which are available on the SEC’s website at www.sec.gov, including, without limitation, the factors described under the heading “Risk Factors” in Neuronetics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as may be updated or supplemented by subsequent reports that Neuronetics has filed or files with the SEC. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this report. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events, or changes in the Company’s expectations.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of November 10, 2026, by and between Neuronetics, Inc. and William Blair & Company, L.L.C. (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on November 12, 2026)

5.1	Opinion of Ballard Spahr LLP

23.1	Consent of Ballard Spahr LLP (contained in Exhibit 5.1 above)

99.1	Press release issued by Neuronetics, Inc. on November 10, 2026 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on November 12, 2026)

99.2	Press release issued by Neuronetics, Inc. on November 10, 2026 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on November 12, 2026)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURONETICS, INC.
(Registrant)

Date: November 12, 2026	By:	/s/ Nir Naor
	Name:	Nir Naor
	Title:	Executive Vice President, Chief Financial Officer, Corporate Secretary, and Treasurer